SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934
                 (Amendment No.     )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-
          11(c) or 240.14a-12



              LUXEMBURG BANCSHARES, INC.

   (Name of Registrant as Specified In Its Charter)



                          N/A

(Name of Person(s) Filing Proxy Statement if other than
                    the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act
       Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2)   Aggregate number of securities to which
       transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)   Proposed maximum aggregate value of transaction:
5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                         Proxy
              LUXEMBURG BANCSHARES, INC.

   This Proxy is Solicited on Behalf of the Board of
                       Directors

 The undersigned appoints James J. Jadin, Willard J.
Marchant and Donald E. Pritzl, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of stock of Luxemburg Bancshares, Inc. held of record by the undersigned on March 5, 1999 at the 1999 Annual Meeting of Shareholders of Luxemburg Bancshares, Inc. to be held on April 24, 1999 or at any adjournment thereof.

 This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
If no direction is made, this proxy will be voted "FOR" the election of all nominees for directors and "FOR" the proposals to adopt the Employee Stock Purchase Plan and Directors Stock Purchase Plan.

Please mark boxes in blue or black ink.
1.   ELECTION OF DIRECTORS:

     FOR all nominees below to serve a three year term and until their successors are elected and qualified
(except as marked to the contrary below).  [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed below. [ ]

     (To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)
     Richard L. Dougherty and Ronald A. Ledvina.

2.   PROPOSAL TO ADOPT EMPLOYEE STOCK PURCHASE PLAN:

     FOR adoption of Employee Stock Purchase Plan  [ ]

     AGAINST adoption of Employee Stock Purchase Plan  [ ]

     ABSTAIN from voting on adoption of Employee Stock
     Purchase Plan  [ ]

3.   PROPOSAL TO ADOPT DIRECTOR STOCK PURCHASE PLAN:

     FOR adoption of Director Stock Purchase Plan [ ]

     AGAINST adoption of Director Stock Purchase Plan  [ ]

     ABSTAIN from voting on adoption of Director Stock
     Purchase Plan  [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
           Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        Date:___________________________________________, 1999

        _______________________________________________________
                      (Signature of Shareholder)

Please mark, sign, date and return this Proxy promptly using the envelope provided.


        --------------------------------------------------------
              (Signature of Shareholder - if held jointly)

              LUXEMBURG BANCSHARES, INC.

                                         March 25, 1999

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Luxemburg Bancshares, Inc., which will be held at the Bank of Luxemburg, 630 Main Street, Luxemburg, Wisconsin, on April 24, 1999, at 1:00 p.m.
I look forward to meeting as many of our shareholders as possible.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual
Meeting of Shareholders and Proxy Statement.

It  is  important  that your shares be represented  and
voted  at the meeting.  Therefore, I urge you to  sign,
date,  and  promptly return the enclosed proxy  in  the
enclosed  postage  paid envelope.   If  your  stock  is
jointly held, each of you MUST sign the enclosed Proxy.
If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Luxemburg Bancshares, Inc.


                                      Sincerely,



                                      John Slatky
                                      President and Chief
                                      Executive Officer

              LUXEMBURG BANCSHARES, INC.
                    630 Main Street
                     P. O. Box 440
            Luxemburg, Wisconsin 54217-0440

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    April 24, 1999

                                         March 25, 1999

To The Shareholders:

The  annual  meeting of the shareholders  of  Luxemburg
Bancshares, Inc. will be held at the Bank of Luxemburg, 630 Main Street, Luxemburg, Wisconsin, on April 24,
1999, at 1:00 p.m. for the following purposes:

1.   To elect two directors.

2. To consider and act upon a proposal to adopt the Employee Stock Purchase Plan.

3. To consider and act upon a proposal to adopt the Director Stock Purchase Plan.

4. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 5, 1999 are entitled to notice of, and to vote at, this meeting.

                     BY ORDER OF THE BOARD OF DIRECTORS



                     Irvin G. Vincent,
                     Chairman of the Board of Directors


                       IMPORTANT

Whether or not you expect to attend in person, we  urge
you  to  sign, date, and return the enclosed  proxy  at
your  earliest  convenience.   This  will  ensure   the
presence of a quorum at the meeting.  Promptly signing,
dating,  and returning the proxy will save the  Company
the expenses and extra work of additional solicitation.
An  addressed envelope for which no postage is required
if  mailed  in the United States is enclosed  for  that
purpose.   Sending in your proxy will not  prevent  you
from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

              LUXEMBURG BANCSHARES, INC.
                    630 Main Street
              Luxemburg, Wisconsin 54217

          PROXY STATEMENT FOR ANNUAL MEETING
                    OF SHAREHOLDERS

               To Be Held April 24, 1999

This  proxy  statement,  which  was  first  mailed   to
shareholders  on  March  25,  1999,  is  furnished   in
connection  with  the solicitation of  proxies  by  the
Board  of Directors of Luxemburg Bancshares, Inc.  (the
"Company"),  to be voted at the annual meeting  of  the
shareholders of the Company, which will be held at 1:00
p.m.  on April 24, 1999,  at the Bank of Luxemburg (the
"Bank"), 630 Main Street, Luxemburg, Wisconsin, for the
purposes set forth in the accompanying Notice of Annual
Meeting  of  Shareholders.   Shareholders  who  execute
proxies  retain the right to revoke them  at  any  time
prior  to the exercise of the powers conferred thereby,
by  delivering a signed statement to the  Secretary  of
the  Company  at or prior to the annual meeting  or  by
executing  another proxy dated as of a later  date.   A
proxy will be revoked if the shareholder who executed it is present at the meeting and elects to vote in person.

Shareholders of record at the close of business on March 5, 1999 will be entitled to vote at the meeting on the basis of one vote for each share held. On March
5, 1999, there were 243,501 shares of Common Stock outstanding.

1.   ELECTION OF DIRECTORS

Two directors are to be elected  at the annual meeting.
It is intended that the accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

THE  BOARD  OF  DIRECTORS UNANIMOUSLY  RECOMMENDS  THAT
SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO
SERVE AS DIRECTORS.

Nominees

The following two directors are nominated for re-election as directors for a three year term to expire at the Company's Annual Meeting of Shareholders in 2002:

RICHARD L. DOUGHERTY, - Age 66.  Mr. Dougherty has been
sole  proprietor  of  Green  Bay  Highway  Products,  a
highway  products supply company, since  1984.   Before
then,  Mr. Dougherty was employed by Culvert  &  Supply
Co.   He has been a director of the Bank since 1992 and
a director of the Company since 1993.

RONALD  A.  LEDVINA, - Age 53.  Mr.  Ledvina  owns  and
operates  Ledvina  Farms  in  a  partnership  with  his
brother.  Fro m 1969 to 1975 he was employed by  Sentry
Insurance   as  a  computer  programmer   and   systems
programmer.   He was employed by Northwest  Engineering
as  a  computer  programming project leader  from  1975
through  1980,  where he was responsible for  financial
and   manufacturing   computer   program   development.
Mr. Ledvina has been a director of the Bank since 1989 and a director of the Company since 1989.

Continuing Directors

The following directors have terms expiring at the Company's Annual Meeting of Shareholders in 2000:

IRVIN  G.  VINCENT,  - Age 67.  Mr. Vincent  serves  as
Chairman of the Board of the Company and the Bank.   He
is  president and founder of N.E.W. Plastics  Corp.,  a
Luxemburg  business.  He also serves  as  Treasurer  of
Calwis Corp., a Green Bay company, and is a partner  in
GBCAL Partnership in Green Bay, Wisconsin.  Mr. Vincent
is  a  cost accountant by trade and has served  on  the
Bank's Board of Directors for 23 years with 12 years as
Chairman  of the Board and is a past President  of  the
Bank.   He  has  been a director of the  Company  since
1983.

THOMAS  J.  RUECKL, - Age 58.  Mr. Rueckl  has  been  a
director of the Bank since 1985 and a director  of  the
Company since 1986.  He is currently Secretary  of  the
Company.  From 1963 to 1972, Mr. Rueckl was employed as
a   Wisconsin  licensed  funeral  director  and  retail
salesman/buyer  for the McMahon Funeral  Home/Furniture
Store  in  Luxemburg.  From 1972  to  present,  he  has
served   as  President  and  one-third  owner  of   the
business.

JAMES J. JADIN, - Age 54. Mr. Jadin has been employed with Kewaunee County Highway Department since 1963 and he has served as Kewaunee County Highway Commissioner since 1979. Mr. Jadin has been a director of the Bank since 1985, a director of the Company since 1986 and one of the Company's Vice Presidents for the past three years.

The following directors have terms expiring at the Company's Annual Meeting of Shareholders in 2001:

WILLARD  J. MARCHANT, - Age 73.  Mr. Marchant has  been
retired since 1984.  He was the owner of Marchants  Red
Owl  from  1947 until his retirement.  He was extremely
active   in   civic  organizations  in  the   Brussels,
Wisconsin area. Mr. Marchant has been a director of the Bank since 1966 and a director of the Company since
1983.

DONALD  E.  PRITZL,  - Age 57.  Mr. Pritzl  is  General
Manager   of  Casco  FS  Cooperative,  a  farm   supply
cooperative,  with its main office at Casco,  Wisconsin
and  branches at Luxemburg and Forestville.   Casco  FS
Cooperative   is   a  member  of  GROWMARK,   INC.   of
Bloomington, Illinois.  Mr. Pritzl began his career  as
a  GROWMARK  employee  in 1969  as  sales  manager  for
Manitowoc  Farmco Cooperative and has been  manager  of
Casco  FS  Cooperative  since  1980.   He  has  been  a
director of the Bank since 1992 and a director of the Company since 1993.

JOHN  A.  SLATKY, - Age 47.  Mr. Slatky  is  President,
Chief  Executive Officer and a director of the Company.
He commenced employment with the Bank in 1984 and has held various executive positions with the Company or the Bank since 1986. He was employed at the Kimberly
State Bank (an Associated Bank) from 1974 through 1983.
Mr.  Slatky  has been a director of the  Company  since
1987 and a director of the Bank since 1986.

The directors of the Bank are currently the same as the directors of the Company.

Information Regarding the Board and its Committees

The   Bank's  Board  of  Directors  has  an  Audit  and
Examination  Committee,  and  an  Executive  Committee,
which  functions as the Bank's Compensation  Committee.
There  is  no  standing Nominating Committee.   Messrs.
Vincent,  Pritzl and Dougherty serve on the  Audit  and
Examination  Committee,  which  meets  with   financial
management,  supervises the internal audit effort,  and
meets  with the independent auditors to review internal
accounting  controls  and  accounting,  auditing,   and
financial   reporting   matters.    Messrs.    Vincent,
Dougherty,  Jadin  and Pritzl serve  on  the  Executive
Committee,  which  reviews  the  compensation  of   the
President   and  Chief  Executive  Officer  and   other
officers of the Bank and determines employee bonus plan allocations.

The  Audit  and Examination Committee of the  Bank  met
three  times  during  fiscal  1998  and  the  Executive
Committee of the Bank met once during fiscal 1998.  The
entire  Board  of Directors of the Bank met  twenty-one
times  during fiscal 1998.  All directors attended  75%
or more of the aggregate number of Board meetings and committee meetings.

The Board of Directors of the Company met seven times during fiscal 1998. The Company has no standing Board committees. All directors attended at least 75% of the Board meetings.

Director Compensation

Non-employee  directors are compensated at  a  rate  of
$500  per  month.  The monthly compensation is invested
in a deferred compensation program until the retirement
of  the  director  at which time  it  is  paid  to  the
director  over  a ten (10) year period.   The  deferred
compensation interest rate is determined by the Board of Directors on or before January 31 for the then current deferral year. The current rate is based on the prime interest rate plus 2%.

The Chairman of the Board is compensated at a rate of $600 per month. The compensation is invested in a deferred compensation program on the same terms as the other directors.

In addition, all non-employee directors are compensated
$75 per meeting attended and $150 per day for time spent attending to other banking related matters.

Related Transactions

The Company has had, and expects to have in the future,
banking transactions in the ordinary course of business
with  certain  of its directors and executive  officers
and  their  associates.  As of December 31,  1998,  the
directors  and  executive officers of the  Company  and
their associates, as a group, were indebted to the Bank
in  the  aggregate amount of approximately  $2,246,000.
All  loans included in such transactions were  made  in
the  ordinary course of business, on substantially  the
same terms (including interest rate and collateral)  as
those   prevailing   at   the   time   for   comparable
transactions with other persons, and in the opinion  of
management of the Company did not involve more than the
normal   risk   of  collectibility  or  present   other
unfavorable features.

    BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
               DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of outstanding shares of the Company's Common Stock as of March 5, 1999 by the Company's current directors, the persons named in the compensation table shown below, current directors and executive officers as a group, and each person known to the Company to be the beneficial owner of 5% or more of the Company's Common
Stock.

                        Number of Shares       Percentage of
                       Beneficially Owned    Shares Outstanding

Richard L. Dougherty         1,200                  *
James J. Jadin               2,790                 1.1%
Ronald A. Ledvina            1,650                  *
Willard J. Marchant         22,000                 9.0%
     P.O. Box 31
     Brussels, WI 54204
Donald E. Pritzl               270                  *
Thomas J. Rueckl             2,270                  *
John A. Slatky               2,342                  *
Irvin G. Vincent            19,240                 7.9%
     P.O. Box 480
     Luxemburg, WI 54217
All directors and           53,597                22.0%
executive officers
as a group (10
persons)

*Less than one percent.

                EXECUTIVE COMPENSATION
The table below sets forth certain information with respect to compensation paid to Mr. Slatky during the years presented. No executive officer of the Company received a total salary and bonus in excess of $100,000 in 1998.

     Name and                   Annual Compensation   All Other
Principal Position    Year      Salary   Bonus(1)   Compensation(2)

John A. Slatky,       1998     $71,135   $7,056        $3,401
President and         1997     $67,129   $5,695        $3,552
Chief Executive       1996     $63,009   $5,670        $3,893
Officer

(1) Includes the value of Common Stock received in lieu of cash bonus in 1997 and 1996.

(2)    Represents  Company  contributions   under   the
Company's 401(k) and profit sharing plan.


2.    PROPOSAL FOR ADOPTION OF EMPLOYEE STOCK  PURCHASE PLAN

        The Company's Board of Directors has approved, and recommends that the shareholders adopt, the 1999
Employee Stock Purchase Plan.

The  Board  of  Directors approved the  Employee  Stock
Purchase Plan on March 3, 1999, subject to approval  by
the   Company's  shareholders.   The  purpose  of   the
Employee Stock Purchase Plan is to provide employees of
the  Company and its subsidiaries with an incentive  to
work  for  the  continued success  of  the  Company  by
granting such employees the opportunity to purchase the
Company's Common Stock through payroll deductions.  The
Employee Stock Purchase Plan is intended to qualify for
the  favorable  tax treatment afforded  employee  stock
purchase  plans
under  Section  423  of  the  Internal Revenue Code.
The Employee Stock Purchase Plan permits the Company to
make  one  or  more  offerings to  employees  who  meet
certain eligibility requirements of options to purchase
shares of the Company's Common Stock.  The term of each
offering  is  for a period of 12 months, commencing  on
the first business day after January 1 of each calendar
year;  provided however, that the first offering period
will  commence  on May 1, 1999 (subject  to  regulatory
approval).  Eligible employees who elect to participate
in  the Employee Stock Purchase Plan authorize periodic
payroll  deductions from their compensation.  A payroll
deduction  account is maintained for each participating
employee.   At  the  end  of an  offering  period,  the
payroll deduction account is totaled and the employee is deemed to have purchased whole shares of the Company's Common Stock at the offering price, which is 85% of the lesser of the fair market value of the Company's Common Stock on the first and last days of the 12-month offering period.

The   aggregate  number  of  shares  of  Common   Stock
available  for  sale under the Employee Stock  Purchase
Plan  is  3,000, which is subject to an annual increase
equal to the lesser of (1) 3,000 shares, (2) the number
of shares purchased under the plan in the previous year
or  (3)  a  lesser amount determined by  the  Board  of
Directors.  No individual may purchase shares of Common
Stock  under  the Employee Stock Purchase Plan  or  any
other  employee stock purchase plan of the  Company  or
its  subsidiaries if (i) the fair market value  of  the
shares  at  the  time  the option  is  granted  exceeds
$25,000  for each calendar year, or (ii) the individual
would  own  more  than 5% of the total combined  voting
power  or value of all classes of the capital stock  of
the   Company   or  its  subsidiaries.   In   addition,
purchases under the plan are currently limited to  7.5%
of an employee's salary and bonus but no employee can purchase more than 250 shares of stock in any year.
The Board of Directors can terminate or amend the plan at any time. The plan has a ten year term.

Vote Required

The  1999 Employee Stock Purchase Plan will be  adopted
if the affirmative votes exceed the votes cast against.
THE  BOARD  OF  DIRECTORS UNANIMOUSLY  RECOMMENDS  THAT
SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT THE  1999
EMPLOYEE STOCK PURCHASE PLAN.

3.    PROPOSAL FOR ADOPTION OF DIRECTOR STOCK  PURCHASE PLAN

        The Company's Board of Directors has approved, and recommends that the shareholders adopt, the 1999
Director Stock Purchase Plan.

The  Board of Directors approved the Company's Director
Stock   Purchase  Plan  on   March 3, 1999,  subject to
approval by the Company's shareholders. The purpose of the Director Stock Purchase Plan is to enable the Company to attract and retain directors and to strengthen the mutuality of interests between such directors and the Company's shareholders.

Under  the  terms of the Director Stock Purchase  Plan,
the  Board  of Directors may, from time to time,  offer
directors  the  opportunity to purchase  the  Company's
Common  Stock at an offering price equal  to  the  fair
market  value of the Common Stock on the first  day  of
the  offering period, as determined by the Board.   The
duration  of  each offering period is approximately  30
days.   The aggregate number of shares of Common  Stock
available  for  sale under the Director Stock  Purchase
Plan  is 10,000.  In accordance with the Change in Bank
Control Act, no director may purchase Common Stock if, after such purchase, the director would own, control, or hold power to vote 10% or more of the Common Stock, unless the director has received prior regulatory approval.

Currently,  the  Board of Directors  intends  to  allow
directors  to purchase stock under the plan  once  each
year and set the fair market value of the stock at book
value.   The  amount of stock that the Board  currently
intends to offer directors each year is 150 shares plus
2  shares for each year of service as a director of the
Bank  of  Luxemburg.  Under this formula, in 1999,  the
directors   of   the  Company  would  be   offered  the
opportunity to purchase the number of shares set  forth
below:
                          Year of Initial
           Director           Service         Shares
                              on Bank
                               Board

     Mr. Dougherty             1992             164
     Mr. Ledvina               1989             170
     Mr. Vincent               1976             196
     Mr. Rueckl                1985             178
     Mr. Jadin                 1985             178
     Mr. Marchant              1966             216
     Mr. Pritzl                1992             164
     Mr. Slatky                1986             176
          Total                               1,442


The Board of Directors has broad discretion under the plan to change this formula and offer such number of shares, and at such times, as it determines from time to time. The Board of Directors can terminate or amend the plan at any time.

Vote Required

      Adoption of the 1999 Director Stock Purchase Plan
requires   the  affirmative  vote  of  a  majority   of
outstanding  shares  of  Common  Stock  not  owned   by
directors.   THE   BOARD   OF   DIRECTORS   UNANIMOUSLY
RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO
ADOPT THE 1999 DIRECTOR STOCK PURCHASE PLAN.

                     OTHER MATTERS


Annual Report

The Company's Annual Report for the year ended December
31, 1998, is being mailed to each shareholder with this proxy and proxy statement. The Company's 1998 financial statements have been, and the Company anticipates that its 1999 financial statements will be, audited by Wipfli Ullrich Bertelson LLP. Representatives of that firm are not expected to be present at the meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based  solely on the Company's review of the copies  of
such  forms it has received, the Company believes  that
all  its  officers,  directors  and  greater  than  ten
percent  beneficial  owners compiled  with  all  filing
requirements  applicable  to  them  with   respect   to
transactions during fiscal 1998.

Solicitation of Proxies

The   proxy   accompanying  this  proxy  statement   is
solicited  by  the Board of Directors of  the  Company.
Proxies  may  be solicited by officers, directors,  and
regular,  supervisory and executive  employees  of  the
Company,  none  of  whom  will receive  any  additional
compensation  for  their services.  Such  solicitations
may   be   made  personally,  or  by  mail,  facsimile,
overnight delivery service, telephone, telegraph or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

Voting Procedures

The   votes  of  shareholders  present  in  person   or
represented by proxy at the meeting will be tabulated by an inspector of elections appointed by the Company.
The nominees for directors of the Company who receive the greatest number of votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote thereon will be elected directors of the Company. The Employee Stock Purchase
Plan will be adopted if the affirmative votes exceed the votes cast against. The Director Stock Purchase
Plan will be adopted if a majority of shares held by persons other than directors vote in favor.

Abstentions will have no effect on the outcome  of  the
vote  for the election of directors or for the Employee
Stock  Purchase Plan, but will have the effect of being
cast  against  the Director Stock Purchase  Plan,  even
though   the  shareholder  so  abstaining   intends   a
different interpretation.  If a broker indicates on the
proxy that it does not have discretionary authority  as
to certain shares to vote on a particular matter, those
shares  will not be considered present with respect  to
that  matter.  These so-called "broker non-votes"  will
have  no  effect on the outcome of the voting  for  the
election  of  directors  or  for  the  Employee   Stock
Purchase Plan but will have the effect of a vote against the Director Stock Purchase Plan.

Other Proposed Action

The  Board  of Directors does not intend to  bring  any
other  business before the meeting, and so  far  as  is
known to the Board, no matters are to be brought before
the  meeting except as specified in the notice  of  the
meeting.   However, as to any other business which  may
properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Future Shareholder Proposals

Any shareholder proposals intended for consideration at
the  2000  Annual  Meeting  of  Shareholders  must   be
received  by  the  Company by  November  26,  1999  for
consideration  of  inclusion  in  the  Company's  proxy
statement   related  to  that  meeting.  A  shareholder
proposal must be received by January 26, 2000, and meet
all    other   applicable   legal   requirements,   for
consideration at the meeting.

COPIES  OF  THE COMPANY'S ANNUAL REPORT ON FORM  10-KSB
FOR  FISCAL  1998  AS  FILED WITH  THE  SECURITIES  AND
EXCHANGE   COMMISSION  ARE  AVAILABLE  TO  SHAREHOLDERS
WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF
THE   COMPANY  AT  630  MAIN  STREET,  P.O.  BOX   440,
LUXEMBURG, WISCONSIN 54217-0440.  EXHIBITS TO THE  FORM
10-KSB WILL BE FURNISHED UPON PAYMENT OF THE REASONABLE
EXPENSES OF FURNISHING THEM.

                     By Order of the Board of Directors


                     Thomas J. Rueckl, Secretary

Luxemburg, Wisconsin
March 25, 1999.